Exhibit 107

Calculation of Filing Fee Tables

FORM F-1

…………..

(Form Type)

SILYNXCOM LTD.

……………………………………………………..…

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, no par value per share(1)	Rule 457(o)	-	-	$5,750,000	0.00014760	$848.70
Fees to Be Paid	Other	Representative’s Warrants(1)(3)	Rule 457(g)	-
Fees to Be Paid	Equity	Ordinary Shares issuable exercise of the Representative’s Warrants(1)(4)	Rule 457(o)		-	$359,375	0.00014760	$53.04
Fees Previously Paid	-	-	-	-	-	-	-	-

	Total Offering Amounts					$6,109,375		$901.74
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$901.74

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) the Ordinary Shares, no par value per share (“Ordinary Shares”) registered hereby also include an indeterminate number of additional Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of Ordinary Shares that the representative of the underwriters has the option to purchase to cover over-allotments, if any.

(3)	In accordance with Rule 457(g) under the Securities Act, because the Ordinary Shares underlying Representative’s Warrants are registered hereby, no separate registration fee is required with respect to the Representative’s Warrants registered hereby.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s Warrants is equal to $359,375.